EXHIBIT 5.1

January 6, 2010

Board of Directors
US Dataworks, Inc.
1 Sugar Creek Center Blvd., 5th Floor
Sugar Land, Texas 77478

Gentlemen:

This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by US Dataworks, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of (i) one or more series of debt securities of the Company (the “Debt Securities”), which may be either senior securities or subordinated securities and which may be convertible into or exchangeable for shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”); (ii) shares of Common Stock; (iii) shares of Company preferred stock, $0.0001 par value per share (the “Preferred Stock”); (iv) warrants to purchase Common Stock, Debt Securities, or Preferred Stock (the “Warrants”); and (iv) units comprised of any of Common Stock, Debt Securities, Preferred Stock or Warrants (the “Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Securities”. The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”).

In connection with this opinion letter, we have examined the Registration Statement, the proposed form of the Indenture relating to the Debt Securities, originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, and any amendments thereto (the “Charter Documents”), all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws, and such other statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies or telecopies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When the issuance and the terms of the sale of the shares of Common Stock or Preferred Stock have been duly authorized by the Board of Directors of the Company (the “Board”) in conformity with the Charter Documents, and such shares have been duly issued and delivered against payment of the purchase price therefor determined by the Board in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting, or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and, if the Common Stock or Preferred Stock is issued upon the conversion, exchange or exercise of Preferred Stock, Debt Securities, Warrants or Units, when such shares of Common Stock or Preferred Stock have been duly issued and delivered as contemplated by the terms of the applicable Preferred Stock Designation, Indenture, Warrant or Unit, the shares of Common Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

2. When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the Board and duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, and the Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3. When the issuance and the terms of the sale of the Warrants or Units have been duly authorized by the Board, the terms of the Warrants or Units and of their issuance and sale have been duly established so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property and the Warrants or Units have been duly executed and countersigned and issued and sold in accordance with the applicable definitive purchase, underwriting, or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement against payment of the purchase price therefor, the Warrants or Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock, Preferred Stock, Debt Securities, Warrants or Units offered thereby and such Common Stock, Preferred Stock, Debt Securities, Warrants or Units will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting, or similar agreement with respect to such Common Stock, Preferred Stock, Debt Securities, Warrants or Units (if applicable) will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iii) the Common Stock, Preferred Stock, Debt Securities, Warrants or Units will have been duly authorized by all necessary corporate action by the Company and the Indenture, any applicable supplemental indenture thereto, and any other agreement pursuant to which such Securities may be issued will have been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock or Preferred Stock as is necessary to provide for the issuance of the shares of Common Stock or Preferred Stock pursuant to the Registration Statement.

The opinions expressed herein are subject to limitations arising out of bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. Our opinion expressed herein is also subject to the qualification that no term or provision shall be included in any Indenture, any Warrants or any Units or any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion. The Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Very truly yours,

/s/ Cozen OConnor

Cozen OConnor